October 13, 1998


Securities and Exchange Commission
Operations Center
6432 General Green Way
Alexandria, VA  22312-2413

Gentlemen:

We are transmitting herewith Indiana Energy, Inc.'s
Current Report on Form 8-K.

Very truly yours,



/s/ Douglas S. Schmidt
Douglas S. Schmidt




                  SECURITIES AND EXCHANGE COMMISSION

                       Washington, D. C.  20549





                               FORM 8-K


                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934





Date of Report (Date of earliest event reported):   October 12, 1998




                      INDIANA ENERGY,INC.
         (Exact name of registrant as specified in its charter)




            INDIANA                   1-9091        35-1654378
(State or other jurisdiction  (Commission File No.) (IRS Employer
 of incorporation)                                   Identification
                                                     Number)





       1630 North Meridian Street, Indianapolis, Indiana  46202
            (Address of principal executive offices)   (Zip Code)



Registrant's telephone number, including area code:   (317) 926-3351


Item 5.    Other Events

See the following press release dated October 12, 1998, announcing IEI Investments, Inc.'s commitment to invest $10 million in Haddington Energy Partners, L.P.

       Indiana Energy to Invest $10 Million in Haddington Energy

Indianapolis - IEI Investments, Inc., a wholly-owned non-regulated ventures subsidiary of Indiana Energy, Inc., has announced a commitment to invest $10 million in Haddington Energy Partners, L.P. Haddington, a Delaware limited partnership, is expected to raise $100 million of committed capital by December 31 to invest in six to eight projects that represent a portfolio of development opportunities, including natural gas gathering and storage and electric power generation. Haddington's initial closing, which included the IEI Investments amount, achieved $72 million in commitments.

The general partner, Haddington Ventures, LLC, is owned by Larry Bickle, Chris Jones, and John Strom who were the senior management responsible for building and developing TPC Corporation (previously Tejas Power). Haddington investment opportunities will focus on acquiring and building on projects in progress rather than start up ventures. An Investment Committee, comprised of the General Partner principals and Limited Partner representatives, will pool their considerable energy industry experience to evaluate and recommend potential investments for the partnership. IEI Investments will have a seat on the Investment Committee.

"Our decision to invest in Haddington Energy was based on the expertise and prior success of its owners and our belief that deregulation will open up many profitable mid-stream opportunities in the years to come," said Niel Ellerbrook, president of Indiana Energy. "Additionally, through our active participation on the Haddington Investment Committee, we will be aware of any attractive opportunities to co-invest additional capital."

Indiana Energy, with headquarters in Indianapolis, is the parent company of Indiana Gas, a gas distribution company serving 490,000 customers in central and southern Indiana, and of IEI Investments, a non-regulated ventures holding company focusing on energy related investments. (www.indiana-energy.com)


                              SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 INDIANA ENERGY, INC.
                                    Registrant




Dated October 13, 1998   /s/Niel C. Ellerbrook
                         Niel C. Ellerbrook
                         President and Chief Operating Officer



Dated October 13, 1998   /s/Jerome A. Benkert
                         Jerome A. Benkert
                         Vice President and Controller